Exhibit 99.1

Media Contact:

David Hallisey, (949) 471-7703

david.hallisey@gateway.com

Investor Contact:

Marlys Johnson, (605) 232-2709

marlys.johnson@gateway.com

Additional Contact:

Joele Frank / Barrett Golden

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

J. EDWARD COLEMAN – SEASONED TECHNOLOGY EXEC AND

ACCOMPLISHED TRANSFORMATION LEADER – NAMED CHIEF EXECUTIVE

OFFICER OF GATEWAY

IRVINE, Calif., Sept. 7, 2006 – The Gateway, Inc. (NYSE: GTW) Board of Directors today announced the appointment of J. Edward Coleman, 54, as chief executive officer. Coleman replaces Rick Snyder, who has served as interim CEO since February and will remain Chairman of Gateway’s Board of Directors.

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J. Edward Coleman Named CEO of Gateway, Inc.	Page 2

A 30-year veteran of the technology industry, Coleman’s broad-based experience includes sales and marketing, operations, IT services and finance roles with some of the world’s most successful technology companies. He has a proven record of helping companies to identify new growth opportunities and the strategies needed to capture this growth. As CEO and Chairman of CompuCom, Coleman successfully transformed the company’s model to a services-led business from its PC reseller legacy, an achievement that led to Coleman being named one of Computer Reseller News’ “Top 25 Executives” in 2003 and the recipient of the VARBusiness 500 “Lifetime Achievement Award” in 2004.

“On behalf of the Board, we are extremely pleased to have a proven leader with strong experience in leading and transforming a public company in the IT industry,” Snyder said. “In recent months we’ve made great strides to stabilize our overall business. Under Ed’s leadership, we expect to accelerate the development and execution of the strategic plans in place for our Professional and Direct businesses, while at the same time continuing to grow our successful Retail and International operations.”

“Joining Gateway at this critical juncture in its storied 21-year history is a tremendous opportunity,” said Coleman. “Gateway is one of the most recognizable brands in technology. I look forward to working with Gateway’s employees and stakeholders to meet the challenges ahead and position the company to better capitalize on its strengths.”

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Coleman joins Gateway from Arrow Electronics, Inc., a major global provider of products, services and solutions to industrial and commercial users of electronic components and computer products, where he served as senior vice president and president, Arrow Enterprise Computing Solutions. Previously, he led CompuCom Systems, Inc., a $1.4 billion IT services and solutions provider headquartered in Dallas, Texas, serving as CEO from December 1999 until November 2004 and as Chairman from 2001 to 2004. Prior to joining CompuCom, Coleman served in various leadership roles at Computer Sciences Corporation, where he was instrumental in growing the IT outsourcing business and integrating the company’s outsourcing, systems integration and management consulting capabilities. Coleman spent 17 years at IBM in various executive positions, including head of IBM Credit’s used equipment and channel financing businesses, and led New Jersey-based integrator MTS from 1993 to 1995. He earned a bachelor’s degree in economics from the College of William and Mary, and holds a master’s degree in business administration/marketing from Indiana University.

As Chairman, Snyder will work closely with Coleman and the leadership team to ensure a smooth transition. Coleman will assume his new role on September 18 and join Gateway’s Board of Directors.

About Gateway

Since its founding in 1985, Irvine, Calif.-based Gateway (NYSE: GTW) has been offering award-winning PCs and related products to consumers, businesses, government agencies and schools with highest quality and service and best overall value. Gateway is now the third largest PC company in the U.S. and among the top ten worldwide. The company’s value-based eMachines brand is sold exclusively by leading retailers worldwide, while the premium Gateway line is available at major retailers, over the web and phone, and through its direct and indirect sales force. See http://www.gateway.com for more information.

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Special note

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove incorrect, could cause Gateway’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be forward-looking statements, including any projections or preliminary estimates of earnings, revenues, or other financial items; any statements of plans, strategies and objectives of management for future operations; the extent of seasonal changes in demand; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks that contribute to the uncertain nature of these statements include, among others, risks related to shifting our distribution model to third-party retail; competitive factors and pricing pressures, including the impact of aggressive pricing cuts by larger competitors; general conditions in the personal computing industry, including changes in overall demand and average selling prices, shifts from desktops to mobile computing products and information appliances and the impact of new microprocessors and operating software; the ability to simplify the company’s business, change its distribution model and restructure its operations and cost structure; component supply shortages; short product cycles; the ability to access new technology; infrastructure requirements; risks of international business; foreign currency fluctuations; risks relating to new or acquired businesses, joint ventures and strategic alliances; risks related to financing customer orders; changes in accounting rules; the impact of litigation and government regulation generally; inventory risks due to shifts in market demand; the impact of employee reductions and management changes and additions; and general economic conditions, and other risks described from time to time in Gateway’s Securities and Exchange Commission periodic reports and filings. Gateway assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

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ADDENDUM: Biography

J. Edward Coleman, Gateway, Inc. Chief Executive Officer

J. Edward Coleman, 54, is chief executive officer of Gateway, Inc. A 30-year veteran of the computer industry, he is a proven leader with a broad-based background that includes a variety of sales and marketing, operations, IT services and finance roles with some of the world’s most successful technology companies.

Before joining Gateway in September 2006, he served as senior vice president and president, Enterprise Computing Solutions for Arrow Electronics, Inc., a major global provider of products, services and solutions to industrial and commercial users of electronic components and computer products.

Previously, Coleman was chairman, president and CEO of CompuCom Systems, Inc., a $1.4 billion IT services and solutions provider headquartered in Dallas, Texas. He led CompuCom as CEO from December 1999 until November 2004 and as Chairman from 2001 to 2004. Prior to joining CompuCom, Coleman served in various leadership roles at Computer Sciences Corporation, IBM and New Jersey-based integrator MTS.

Coleman has been recognized in the industry for his achievements at CompuCom in successfully transforming its business model to a services-led business from its PC reseller legacy. In 2003, Coleman was named one of Computer Reseller News’ “Top 25 Executives”. He was also the recipient of the 2004 VARBusiness 500 “Lifetime Achievement Award.”

He earned a bachelor’s degree in economics from the College of William and Mary, and holds a master’s degree in business administration/marketing from Indiana University.

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Coleman serves on the Board of Advisors of the College of William and Mary School of Business, and is a member of the Board of Directors of Red Oak Software.

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